Exhibit 10.1

UCOMMUNE INTERNATIONAL LTD

Floor 8, Tower D

No.2 Guang Hua Road

Chaoyang District, Beijing

People’s Republic of China, 100026

August 29, 2022

JAK Opportunities LLC

17 State Street, 2100

New York, New York 10004

Re: Securities Purchase Agreement

Dear Sirs and Madams:

Reference is made to the Securities Purchase Agreement, dated January 26, 2022 and amended on March 1, 2022 (the “Securities Purchase Agreement”), between Ucommune International Ltd and JAK Opportunities LLC (the “Purchaser”), as the purchaser named therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

Effective on September 6, 2022, unless Nasdaq objects to the amended Floor Price (as defined below) prior to such date,, Section 4.21 of the Securities Purchase Agreement shall be amended and restated as follows:

“4.21. Floor for Conversion Price of the Debentures and Exercise Price of the Warrants. Notwithstanding anything to the contrary in the Transaction Documents, neither the Conversion Price of the Debentures nor the Exercise Price of the Warrants shall be lower than $4.50 (the “Floor Price”). The Floor Price shall be proportionately decreased upon a stock split or share subdivision of Ordinary Shares, and shall be proportionately increased in the case of a reverse stock split or share combination of Ordinary Shares. The Company agrees that while the Debentures and Warrants remain outstanding, it will not issue Ordinary Shares or Ordinary Share Equivalents at a price per share or with a conversion or exercise price per share, as applicable, that is below the Floor Price without the prior written consent of the Purchaser.”

For the avoidance of doubt, the amended Floor Price in Section 4.21 above has already been adjusted to reflect the share consolidation on April 22, 2022, in which every 20 Ordinary Shares with par value of US$0.0001 were consolidated into one ordinary share with par value of US$0.002.

The Securities Purchase Agreement and this letter agreement shall be read together and shall have the same effect as if the Securities Purchase Agreement and this letter agreement were contained in one document. Except as expressly modified by this letter agreement, the terms and obligations of the Securities Purchase Agreement and the Transaction Documents remain unchanged and the Securities Purchase Agreement and Transaction Documents shall continue in full force and effect.

This letter agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

If you are in agreement with the foregoing, please have this letter agreement executed by your authorized representative and return a copy to the undersigned.

Very Truly Yours,

UCOMMUNE INTERNATIONAL LTD

By:	/s/ Xin Guan
Name:	Xin Guan
Title:	CEO

Confirmed and Agreed to:

JAK Opportunities LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

[Signature Page to Securities Purchase Agreement Amendment]